EXHIBIT 10.1(g)

SEVENTH AMENDMENT TO REAL ESTATE LEASE

THIS AGREEMENT is entered into this 10th day of January, 2007, by and between TIPPMANN PROPERTIES, INC., as agent for LAURENCE TIPPMANN, SR. FAMILY PARTNERSHIP(hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION(hereinafter referred to as “Lessee”), and WITNESSETH:

WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, amended on March 8, 1999, August 12, 1999, June 29, 2001, March 24, 2004, May 5, 2006, and September 18, 2006 currently covering approximately 49,257 usable  square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;

AND WHEREAS, Lessee and Lessor are desirous of leasing as of July 1, 2007, an additional approximately two thousand three hundred forty-one (2,341) square feet of office space commonly known as Suite 305;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Beginning January 15, 2007, the leased premises shall be increased to reflect approximately two thousand three hundred forty-one (2,341) square feet of additional office space as depicted on the attached Exhibit “A” for a total of approximately fifty one thousand five hundred ninety-eight (51,598) square feet.

2.
Lessor shall construct three offices using building standard materials in the new expansion area as mutually agreed upon between Lessee and Lessor.  Lessee shall contribute five thousand and 00/100th Dollars ($5,000.00) towards the cost of the tenant improvements, which shall be paid by July 1, 2007.

3.	Tenant shall have possession of the new space by January 15, 2007.

4.	Rent for the expansion space shall begin July 1, 2007 and continue under the existing rate structure.

5.
Term	Total Sq.Ft.	Monthly Rent

1/1/07 – 2/28/07	48,397	$54,446.63

2/28/07 – 6/30/07	49,257	$60,545.06

7/1/07 – 12/31/13	51,598	$63,422.54

6.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this Seventh Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Seventh Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., Agent		TOWER FINANCIAL CORPORATION
for Laurence Tippmann, Sr. Family Partnership
(“Lessor”)		(“Lessee”)

BY:	/s/ Charles E. Tippmann	BY:	/s/ Michael D. Cahill

PRINTED:	Charles E. Tippmann	PRINTED:	Michael D. Cahill